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                                                                    Exhibit 23.1

                      Consent of Independent Accountants
                      ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 333-42448) and Form S-3 (Registration No. 333-56944) of Tipperary Corporation of our report dated March 30, 2001, relating to the financial statements, which appears in Tipperary Corporation's Transition Report on Form 10-KSB(A) for the transition period ended December 31, 2000.



PricewaterhouseCoopers LLP


Denver, Colorado
July 26, 2001